Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.
Reports
First Quarter 2003 Results

- Company Reports Funds from Operations of $1.04 Per Share (Diluted), Up 9%, and
Net Income Available to Common Stockholders of 52 Cents Per Share (Diluted),
Up 13%, for First Quarter 2003 Over First Quarter 2002 -

Highlights

  First Quarter 2003 Funds from Operations (FFO) of $1.04 Per Share (Diluted)
  First Quarter 2003 Total Revenues Up 21%, FFO Up 25% and FFO Per Share (Diluted) Up 9% Over First Quarter 2002
  First Quarter 2003 Net Income Available to Common Stockholders of 52 Cents Per Share (Diluted), Up 13% Over First Quarter 2002
  Signed 22 Leases for 190,000 Square Feet of Space
  Purchased a Development Property in Seattle, Washington
  Closed a Fixed Rate Secured Loan

PASADENA, CA. - May 15, 2003 -- Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the quarter ended March 31, 2003.

For the first quarter of 2003, Alexandria reported FFO of $19,840,000, or $1.04 per share (diluted), on total revenues of $40,613,000, compared to FFO of $15,935,000, or 95 cents per share (diluted), on total revenues of $33,672,000 for the first quarter of 2002. Comparing the first quarter of 2003 to the first quarter of 2002, total revenues increased 21%, FFO increased 25% and FFO per share (diluted) increased 9%. FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts. A reconciliation of FFO to GAAP net income is included in the financial information accompanying this press release. Net income available to common stockholders for the first quarter of 2003 was $9,924,000, or 52 cents per share (diluted), compared to net income available to common stockholders of $7,698,000, or 46 cents per share (diluted), for the first quarter of 2002.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FIRST QUARTER 2003 RESULTS

The Company announced that it had signed a total of 22 leases during the first quarter for approximately 190,000 square feet of space at 15 different properties. Of this total, approximately 50,000 square feet were for redeveloped, developed or previously vacant space at nine properties, approximately 23,000 square feet of which were delivered from the Company's redevelopment or development programs with the remaining 27,000 square feet for vacant space. The remaining approximately 140,000 square feet were for new or renewal leases related to previously leased space. Rental rates for new or renewal leases were on average approximately 9% lower than expiring leases. Excluding one lease for approximately 21,000 square feet in the San Francisco Bay market, rental rates for new or renewal leases for the three month period were on average approximately 1% higher than expiring leases.

The Company announced that in March 2003 it had acquired for $34.7 million in cash, a property under development in Seattle, Washington. The property, upon completion, will contain approximately 165,000 square feet of office/laboratory space.

The Company also announced the closing of a fixed rate secured loan of $34 million in March 2003. The debt bears interest at 6.21% and is payable based on a 25-year amortization schedule, and is due in 2013.

Based on the Company's current view of existing market conditions and certain assumptions, the Company has updated its earnings guidance for 2003, and provided initial earnings guidance for 2004:

	Range
	2003	2004
Fully diluted net income per common share *	$2.22 to $2.26	$2.71 to $2.75
Fully diluted FFO per common share *	$4.23 to $4.27	$4.55 to $4.59
*excludes gains or losses on sales of assets

Alexandria Real Estate Equities, Inc. is a publicly traded real estate operating company focused principally on the ownership, operation, management, acquisition, expansion and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to pharmaceutical, biotechnology, life science product and service companies, not-for-profit scientific research institutions, universities and related government agencies. Alexandria's portfolio currently consists of 88 properties comprising approximately 5.7 million square feet of office/laboratory space.

This press release contains forward-looking statements within the meaning of the federal securities laws. The Company's actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's Form 10-K Annual Report and other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
 (Dollars in thousands, except per share data)
(Unaudited)

                                                    Three Months    Three Months
                                                       Ended           Ended
                                                   March 31, 2003  March 31, 2002
                                                   --------------  --------------
Income statement data
Total revenues                                    $       40,613  $       33,672

Expenses
  Rental operations                                        8,786           6,658
  General and administrative                               3,549           3,473
  Interest                                                 6,871           6,359
  Depreciation and amortization                            9,461           7,994
                                                   --------------  --------------
                                                          28,667          24,484

Income from continuing operations                         11,946           9,188

Income from discontinued operations                          203             415
                                                   --------------  --------------
Net income                                                12,149           9,603

Dividends on preferred stock                               2,225           1,905
                                                   --------------  --------------
Net income available to common stockholders       $        9,924   $        7,698
                                                   ==============  ==============
Weighted average shares of
   common stock outstanding
    -Basic                                            18,895,821      16,409,258
                                                   ==============  ==============
    -Diluted                                          19,136,372      16,720,857
                                                   ==============  ==============
Net income per common share
  -Basic
     Income from continuing operations            $         0.63  $         0.56
                                                   ==============  ==============
     Income from discontinued operations          $         0.01  $         0.03
                                                   ==============  ==============
     Net income                                   $         0.64  $         0.59
                                                   ==============  ==============
     Net income available to common stockholders  $         0.53  $         0.47
                                                   ==============  ==============
  -Diluted
     Income from continuing operations            $         0.62  $         0.55
                                                   ==============  ==============
     Income from discontinued operations          $         0.01  $         0.02
                                                   ==============  ==============
     Net income                                   $         0.63  $         0.57
                                                   ==============  ==============
     Net income available to common stockholders  $         0.52  $         0.46
                                                   ==============  ==============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
 (Dollars in thousands, except per share data)
(Unaudited)

                                                     Three Months    Three Months
                                                         Ended           Ended
                                                     March 31, 2003  March 31, 2002
                                                     --------------  --------------
Funds from operations (1)

Net income                                          $       12,149  $        9,603
Add
   Depreciation and amortization (2)                         9,461           8,237
   Loss on sale of property (3)           455          -
Subtract
   Dividends on preferred stock                             (2,225)         (1,905)
                                                     --------------  --------------
Funds from operations (FFO)                         $       19,840  $       15,935
                                                     ==============  ==============
FFO per common share
   -Basic                                           $         1.05  $         0.97
                                                     ==============  ==============
   -Diluted                                         $         1.04  $         0.95
                                                     ==============  ==============

Reconciliation of net income available to common
   stockholders per share (diluted) to FFO per
   common share (diluted)
Net income available to common stockholders per
   share (diluted)                                  $         0.54  $         0.46
                                                     ==============  ==============
Depreciation and amortization per common share (2)  $         0.49  $         0.49
                                                     ==============  ==============
Loss on sale of property per common share (3)     $       0.02  $         -
           ==============  ==============
FFO per common share (diluted)                      $         1.04  $         0.95
                                                     ==============  ==============

                                                           As of           As of
                                                     March 31, 2003  March 31, 2002
Balance sheet data                                   --------------  --------------
  Rental properties, net                            $      974,015  $      798,570
  Total assets                                      $    1,211,291  $      977,986
  Total liabilities                                 $      723,599  $      571,334
  Stockholders' equity                              $      487,692  $      406,652

(1) GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the mis-correlation between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of funds from operations ("FFO"). Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper"), which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from assets, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance of REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We believe that net income is the most directly comparable GAAP financial measure to FFO.

(2) Includes depreciation and amortization on assets held for sale reflected as discontinued operations.

(3) Loss on sale of property relates to the disposition of a property in the San Francisco Bay market during the first quarter ended March 31, 2003. This loss is included on the income statement in income from discontinued operations.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
 (Dollars in thousands, except per share data)
(Unaudited)

                                               Quarterly Supplemental Financial Information
                                                                       For the Three Months Ended
                                                       3/31/2003   12/31/2002    9/30/2002    6/30/2002    3/31/2002
Operational data                                      -----------  -----------  -----------  -----------  -----------
Breakdown of Revenues from Continuing Operations (a)
   Rental Income                                     $    31,646       30,412       28,654       27,853       26,470
   Tenant Recoveries                                       8,623        8,360        7,911        6,683        6,719
   Other Income                                              344          523          299          305          483
                                                      -----------  -----------  -----------  -----------  -----------
   Total                                             $    40,613       39,295       36,864       34,841       33,672
                                                      ===========  ===========  ===========  ===========  ===========

Funds from Operations Per Share - Diluted (b)        $      1.04         1.03         0.98         0.97         0.95
Dividends Per Share on Common Stock                  $      0.53         0.50         0.50         0.50         0.50
Dividend Payout Ratio (Common Stock)                        50.8%        48.4%        52.4%        53.5%        52.8%

                                                                            As of
                                                       3/31/2003   12/31/2002    9/30/2002    6/30/2002    3/31/2002
Other data                                            -----------  -----------  -----------  -----------  -----------
Number of Shares of Common Stock Outstanding
   at end of period                                   19,006,223   18,973,957   18,969,425   16,897,050   16,841,445
Number of Properties (c)
   Acquired/completed during period                            1            2            2            2           --
   Sold/reconstruction during period                          (2)          --           --           --           --
   Owned at end of period                                     88           89           87           85           83
Square Feet (c)
   Acquired/completed during period                       51,340      158,336       98,497      170,244           --
   Sold/reconstruction during period                     (70,281)          --           --           --           --
   Owned at end of period                              5,727,182    5,746,123    5,587,787    5,489,290    5,319,046

(a) The historical results above exclude the results of assets held for sale which have been reflected as discontinued operations.

(b) The White Paper on Funds from Operations ("FFO") issued by the Board of Governors of the National Association of Real Estate Investment Trusts in April 2002 defines FFO as net income, computed in accordance with generally accepted accounting principles, excluding gains or (losses) from assets, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. See page 4 for a reconciliation of FFO for the current quarter to net income, the most directly comparable GAAP financial measure.

(c) Includes assets held for sale.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets
 (In thousands)
(Unaudited)

                                                          March 31,   December 31,
                                                            2003          2002
                                                        ------------  ------------
Assets

  Rental properties, net                               $    974,015  $    976,422
  Properties under development                              118,584        68,386
  Cash and cash equivalents                                   3,674         3,790
  Tenant security deposits and other restricted cash          8,779         8,020
  Tenant receivables                                          3,306         2,641
  Deferred rent                                              28,029        26,063
  Other assets                                               74,904        73,921
                                                        ------------  ------------
     Total assets                                      $  1,211,291  $  1,159,243
                                                        ============  ============

Liabilities and stockholders' equity
  Secured notes payable                                $    312,405  $    276,878
  Unsecured line of credit                                  354,000       338,000
  Accounts payable, accrued expenses and tenant
   security deposits                                         45,264        47,118
  Dividends payable                                          11,930        11,394
                                                        ------------  ------------
     Total liabilities                                      723,599       673,390

     Total stockholders' equity                             487,692       485,853
                                                        ------------  ------------
       Total liabilities and stockholders' equity      $  1,211,291  $  1,159,243
                                                        ============  ============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
March 31, 2003
 (Dollars in thousands)
(Unaudited)

Principal Amortization/Maturities (1)
         Year              Amount
-----------------------  -----------
         2003           $     4,246
         2004                 9,221
         2005                27,506 (2)
         2006                25,367
         2007                31,383
      Thereafter            213,030
                         -----------
       Subtotal             310,753
  Unamortized Premium         1,652
                         -----------
         Total          $   312,405
                         ===========

Secured and Unsecured Debt Analysis

                                 Weighted Average   Weighted
                                   Effective         Average
                       Balance   Interest Rate      Maturity
                     ----------- --------------    -----------
Secured Debt        $   312,405           7.16%    6.8 Years
Unsecured Debt          354,000           2.91%(3) 2.3 Years
                     ----------- --------------    -----------
Total Debt          $   666,405           4.90%    4.4 Years
                     =========== ==============    ===========

Floating and Fixed Rate Debt Analysis

                                 Weighted Average   Weighted
                                   Effective         Average
                       Balance   Interest Rate      Maturity
                     ----------- --------------    -----------
Fixed Rate Debt     $   290,553           7.47%    7.2 Years
Floating Rate Debt      375,852           2.92%(3) 2.3 Years
                     ----------- --------------    -----------
Total Debt          $   666,405           4.90%    4.4 Years
                     =========== ==============    ===========

(1) Excludes the line of credit

(2) Of this amount, $21,853,000 represents the outstanding balance on a loan related to a property developed in the San Francisco Bay market, which has a maturity of January 2005, and may be extended, at the borrower's option, for an additional year.

(3) Does not reflect the impact of swap agreements which hedge certain floating rate debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements
March 31, 2003
 (Dollars in thousands)
(Unaudited)

                                        Notional    Interest
Transaction Dates   Effective Dates     Amounts   Pay Rates (1) Termination Dates
------------------ ------------------  ---------- ------------  -----------------
July 2000          May 31, 2001       $   50,000     7.07%      May 31, 2003

March 2002         December 31, 2002  $   50,000     5.36%      December 31, 2004

July 2002          January 1, 2003    $   25,000     3.855%     June 30, 2005

July 2002          January 1, 2003    $   25,000     3.865%     June 30, 2005

December 2002      January 2, 2003    $   25,000     3.285%     June 30, 2006

December 2002      January 2, 2003    $   25,000     3.285%     June 30, 2006

November 2002      June 1, 2003       $   25,000     3.115%     December 31, 2005

November 2002      June 1, 2003       $   25,000     3.155%     December 31, 2005

(1) For all interest rate swap agreements, interest is received based on one month LIBOR.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Operating Portfolio
March 31, 2003
 (Dollars in thousands)

                                          Number of   Rentable    Annualized  Occupancy
                                         Properties  Square Feet  Base Rent  Percentages
                                         ----------- -----------  ---------- -----------
Markets
California - Pasadena                             1      31,343  $      602        95.7%
California - San Diego                           20     845,548      23,503        94.5%
California - San Francisco Bay                   10     614,490      19,564       100.0%
Eastern Massachusetts                            11     746,734      24,682        91.0% (1)
New Jersey/Suburban Philadelphia                  6     346,919       6,251       100.0%
Southeast                                         5     259,414       4,281        85.1% (2)
Suburban Washington D.C.                         20   1,675,934      27,306        97.1%
Washington - Seattle                              5     440,284      16,074       100.0%
                                         ----------- -----------  ---------- -----------
Total (3)                                        78   4,960,666  $  122,263        95.9%
                                         =========== ===========  ========== ===========

(1) Substantially all of the vacant space in Eastern Massachusetts (64,010 square feet of the 67,463 vacant space feet) is located in Worcester and Randolph, which submarkets have exhibited significant weakness.

(2) All, or substantially all, of the vacant space is office or warehouse space.

(3) Excludes properties under full or partial redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
 (Dollars in thousands)
(Unaudited)

                                  GAAP Basis    (1)                      Cash Basis  (1)
                        --------------------------------       -------------------------------
                                  Quarter Ended                          Quarter Ended
                        ----------  ---------- ---------       ----------  ---------- --------
                         3/31/03     3/31/02   % Change         3/31/03     3/31/02   % Change
                        ----------  ---------- ---------       ----------  ---------- --------

Revenue                $   29,236  $   27,838       5.0%      $   28,555  $   26,765      6.7%
Operating expenses       6,318       5,313      18.9%(2)        6,318       5,313     18.9% (2)
Revenue less             ----------  ---------- ---------       ----------  ---------- --------
  operating expenses  $   22,918  $   22,525       1.7%      $   22,237  $   21,452      3.7%
                        ==========  ========== =========       ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire period presented (the "First Quarter Same Properties").

(1) Revenue less operating expenses computed under GAAP is total revenue associated with the First Quarter Same Properties (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the First Quarter Same Properties (excluding termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarter ended March 31, 2003 and 2002 for the First Quarter Same Properties were $681,000 and $1,073,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates non-cash adjustments to rental revenue.

(2) Operating expenses for the First Quarter Same Properties increased by approximately $1.0 million or 18.9%, primarily due to increases in property taxes, utilities and snow removal expenses, substantially all of which are recoverable from our tenants through tenant recoveries. The increases in utilities and snow removal expenses are primarily due to the severe weather on the East Coast.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended March 31, 2003

                                                                         Rental    TI's/Lease   Average
                                 Number    Square   Expiring     New      Rate     Commissions   Lease
                                of Leases  Footage    Rates     Rates   Changes     Per Foot     Terms
                                --------- --------- --------- --------- --------   ----------- ---------
Lease Activity - Expired Leases

  Lease Expirations
    Cash Basis                        29   215,979   $25.34      --        --          --         --
    GAAP Basis                        29   215,979   $24.50      --        --          --         --
  Renewed / Released Space
    Cash Basis                        11   139,562   $27.52    $23.51    -14.6% (1)   $0.99     2.1 years
    GAAP Basis                        11   139,562   $27.73    $25.18    -9.2%  (1)   $0.99     2.1 years
  Month-to-Month Leases
    Cash Basis                        14    47,296   $17.26    $17.22    -0.2%         --         --
    GAAP Basis                        14    47,296   $17.17    $17.22     0.3%         --         --
  Total Leasing - Expired Leases
    Cash Basis                        25   186,858   $24.92    $21.92    -12.0% (2)    --         --
    GAAP Basis                        25   186,858   $25.06    $23.17    -7.5%  (2)    --         --
Redeveloped/Developed/
Vacant Space Leased
    Cash Basis                        11    50,289     --      $29.78      --         $1.63    2.5 Years
    GAAP Basis                        11    50,289     --      $30.23      --         $1.63    2.5 Years
All Lease Activity
    Cash Basis                        36   237,147     --      $23.59      --          --         --
    GAAP Basis                        36   237,147     --      $24.67      --          --         --

(1) Excluding a lease for 21,316 square feet in the San Francisco Bay market, rental rates for renewed or released space were on average 0.2% higher than expiring rates on a Cash Basis and 1.1% higher than expiring rates on a GAAP Basis.

(2) Excluding a lease for 21,316 square feet in the San Francisco Bay market, rental rates for all lease activity for expired leases were on average 0.1% higher than expiring rates on a Cash Basis and 0.9% higher than expiring rates on a GAAP Basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Lease Expirations
March 31, 2003

                         Square   Percentage of  Annualized Base
Year of   Number of    Footage of   Aggregate    Rent of Expiring
  Lease     Leases      Expiring  Portfolio Lease  Leases (per
Expiration Expiring      Leases    Square Feet     square foot)
--------- ----------   ---------- -------------- ----------------

  2003           50 (1)  519,614           10.1%          $23.16
  2004           39      536,792           10.4%          $20.57
  2005           19      278,405            5.4%          $27.96
  2006           32      775,641           15.1%          $23.50
  2007           15      332,085            6.5%          $24.13

(1) Includes 14 month-to-month leases and leases expiring between April 1, 2003 and December 31, 2003.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
March 31, 2003

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage

California - San Diego	4Q03	45,000
Southeast	2Q04	96,000
Suburban Washington D.C.	3Q03	95,000
Suburban Washington D.C.	4Q04	76,000
Washington - Seattle	3Q04	165,000
Total		477,000

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
March 31, 2003

	Estimated	Total Rentable	Total Square
	In-Service	Square Footage	Footage Being
Markets	Dates	of Property (1)	Redeveloped

California - San Diego	3Q03	107,710	17,036
California - San Diego	4Q03	17,590	17,590
California - San Francisco Bay (2)	Various	153,837	42,710
Eastern Massachusetts	4Q03	40,000	40,000
Eastern Massachusetts	4Q03	96,150	96,150
Southeast	Various	119,916	64,547
Suburban Washington D.C.	2Q03	53,595	21,086
Suburban Washington D.C.	Various	131,415	68,909
Washington - Seattle	TBD	46,303	15,178
Total		766,516	383,206

(1) Average occupancy for properties under full or partial redevelopment as of March 31, 2003 was approximately 50.0%.

(2) Includes two adjacent properties.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Expenditures
For the Three Months Ended March 31, 2003
 (Dollars in thousands)

Property-related capital expenditures (1)	$ 370
Leasing costs (2)	$ 90
Property-related redevelopment costs	$ 13,127
Property-related development costs	$ 7,199
Purchase of property under development	$ 36,332
Purchase of rental property	$ 3,677

(1) Property-related capital expenditures include all capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures or costs related to the redevelopment of a property. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 89% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.

(2) Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space. Leasing costs exclude tenant improvements that are revenue-enhancing.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For the Quarter Ended March 31, 2003

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the first quarter ended March 31, 2003.

Date:	May 15, 2003
Time:	5:00 P.M. Eastern Daylight Time
Phone Number:	(913) 981-5510
Confirmation Code:	784935